Exhibit 10.2

STREETERVILLE CAPITAL, LLC

June 18, 2026

Vivos Therapeutics, Inc.

Attn: R. Kirk Huntsman

Re: Extension of Outside Date

Dear Kirk:

This letter agreement (this “Letter Agreement”) is entered into by and between Streeterville Capital, LLC, a Utah limited liability company (“Investor”), and Vivos Therapeutics, Inc., a Delaware corporation (“Company”), in connection with (i) that certain Amendment to Secured Promissory Note dated June 5, 2026 between Company and Investor (the “Note Amendment”), and (ii) that certain Exchange Agreement dated June 5, 2026 between Company and Investor (the “Exchange Agreement”). Each of the Note Amendment and the Exchange Agreement conditions certain matters on Company completing a financing in which it receives gross proceeds of at least $2,600,000.00 (the “Financing”) on or before June 15, 2026 (in each such agreement, the “Outside Date”). The Financing was not completed on or before the Outside Date, and Company has requested that Investor extend the Outside Date, which Investor has agreed to do as a one-time accommodation and without waiver of any rights or remedies Investor may have. Accordingly, Investor and Company hereby agree as follows:

1. Acknowledgment of Non-Satisfaction of Condition; Reinstatement. Company acknowledges and agrees that the Financing was not completed on or before the original Outside Date of June 15, 2026, and that, as a result and in accordance with the terms of each agreement, (i) the amendments set forth in the Note Amendment are of no force or effect and no amendment, waiver, modification or other change to the Note has been deemed to occur, with the Note remaining in full force and effect in accordance with its existing terms, and (ii) the Exchange Agreement automatically terminated and is deemed void ab initio. Company acknowledges and agrees that, by extending the Outside Date as set forth herein, Investor is, as a one-time accommodation, reinstating each of the Note Amendment and the Exchange Agreement, effective as if the Outside Date had been August 31, 2026 from inception. Company further acknowledges and agrees that such accommodation does not constitute a waiver of, and is without prejudice to, any rights, powers or remedies Investor may have under the Note, the Note Amendment, the Exchange Agreement, or applicable law, all of which are expressly reserved.

2. Extension of Outside Date. Investor and Company hereby agree that the defined term “Outside Date,” as defined and used in each of the Note Amendment and the Exchange Agreement, is hereby amended and extended from June 15, 2026 to August 31, 2026. Time is of the essence with respect to the Outside Date as so extended, and this extension shall not create any expectation of, or entitlement to, any further extension. Accordingly, each reference to the “Outside Date” in the Note Amendment and the Exchange Agreement shall be deemed to mean and refer to August 31, 2026.

3. Conflict. In the event of a conflict between the terms and conditions contained in this Letter Agreement and those contained in the Note Amendment, the Exchange Agreement or any other related agreement or document, the terms and conditions contained herein shall control.

4. Governing Law; Arbitration Provisions. The internal laws of the State of Utah (irrespective of its conflict of law principles) will govern the validity of this Letter Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. This Letter Agreement will be subject to the same Arbitration Provisions to which the Exchange Agreement is subject.

5. Assignment; Binding upon Successors and Assigns. Company may not assign any of its rights or obligations hereunder without the prior written consent of Investor. This Letter Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6. Attorneys’ Fees. Should suit be brought to enforce or interpret any part of this Letter Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal).

7. Amendment and Waivers. Any term or provision of this Letter Agreement may be amended and the observance of any term of this Letter Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the parties hereto. The waiver by either party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

8. Entire Agreement. This Letter Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof; provided, however, that except as expressly modified hereby, nothing herein shall be deemed to supersede or modify any of the terms or conditions of the Note Amendment or the Exchange Agreement, each of which shall remain in full force and effect.

9. Counterparts. This Letter Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original and all of which, taken together, shall constitute the same agreement. This Letter Agreement may be executed by electronic signature, which shall be considered legally binding for all purposes.

10. Further Assurances. Each party to this Letter Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Letter Agreement.

11. Waiver of Jury Trial. EACH PARTY TO THIS LETTER AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS LETTER AGREEMENT, THE NOTE AMENDMENT, THE EXCHANGE AGREEMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY.

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IN WITNESS WHEREOF, Investor and Company have duly executed and delivered this Letter Agreement to be effective as of the date first set forth above.

INVESTOR: STREETERVILLE CAPITAL, LLC

By:	/s/ John Fife
John Fife, President

ACCEPTED AND AGREED:

COMPANY:

VIVOS THERAPEUTICS, INC.

By:	/s/ R. Kirk Huntsman
R. Kirk Huntsman, Chief Executive Officer

[Signature Page to Letter Agreement]